As filed with the Securities and Exchange Commission on March 20, 2012	Registration No. 333-18599

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549
___________________

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-3

REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

___________________

HEMACARE CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

California (State or Other Jurisdiction of Incorporation or Organization)	95-3280412 (I.R.S. Employer Identification No.)

15350 Sherman Way, Suite 350
Van Nuys, California 91406
(818) 226-1968
(Address, Including Zip Code, and Telephone Number, Including Area Code,
of Registrant's Principal Executive Offices)

Pete van der Wal, President
and Chief Executive Officer
HEMACARE CORPORATION
15350 Sherman Way, Suite 350
Van Nuys, California 91406
(818) 226-1968
(Name, Address, Including Zip Code, and Telephone Number,
 Including Area Code of Agent for Service)

Copies to:
John McIlvery, Esq.
Stubbs Alderton & Markiles, LLP
15260 Ventura Boulevard, 20th Floor
Sherman Oaks, CA 91403

Approximate date of commencement of proposed sale to the public: Not Applicable.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:  ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:  ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box:  ☐

If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box:  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer ☐
Non-accelerated filer	☐ (Do not check if smaller reporting company)	Smaller reporting company ☒

DEREGISTRATION OF SECURITIES

On February 14, 1997, the Securities and Exchange Commission (the “SEC”) declared effective a registration statement on Form S-3 (File No. 333-18599) of Hemacare Corporation, a California corporation (the “Registrant”), initially filed with the SEC on December 23, 1996 and thereafter amended on February 11, 1997 and February 14, 1997 (the “Registration Statement”), with respect to the registration of 1,720,000 shares of the Registrant’s common stock. This offering has been terminated.  Pursuant to the undertaking contained in the Registration Statement, we file this post-effective amendment to the Registration Statement to terminate the Registration Statement and deregister all of the securities that remain unsold as of the date hereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chatsworth, California on March 20, 2012.

HEMACARE CORPORATION
(Registrant)

By:	/s/ Peter van der Wal
Pete van der Wal, President and Chief Executive Officer

Note: No other person is required to sign this Post-Effective Amendment No. 1 to the Registration Statement in reliance on Rule 478 of the Securities Act of 1933, as amended.